Exhibit 99.2

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. Commences Cash Tender Offer

for Any and All of its 6 5/8% Senior Notes due 2020

DENVER, April 14, 2015 – DaVita HealthCare Partners Inc. (NYSE:DVA) (the “Company”) today announced that it has commenced a tender offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 6 5/8% Senior Notes due 2020 (the “Notes”). The Tender Offer is being made pursuant to an Offer to Purchase (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”), each dated April 14, 2015.

The Tender Offer will expire at 5:00 p.m., New York City time, on April 20, 2015, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of Notes who validly tender (and do not validly withdraw) their Notes at or prior to the Expiration Time, or who deliver to the tender agent and information agent a properly completed and duly executed Notice of Guaranteed Delivery in accordance with the instructions described in the Offer to Purchase prior to the Expiration Time, will receive in cash $1,053.19 per $1,000 principal amount of Notes validly tendered and accepted for purchase (the “Purchase Price”) payable for such tendered Notes that are accepted by the Company for purchase in the Tender Offer, plus accrued and unpaid interest to, but not including, the settlement date, which is expected to be April 21, 2015.

The following table shows the Notes included in the Tender Offer, the principal amount outstanding and the Purchase Price for the Notes:

Title of Security	CUSIP Number/ISIN	Principal Amount Outstanding	Purchase Price
6 5/8% Senior Notes due 2020	23918KAM0/US23918KAM09	$775,000,000	$1,053.19

Tendered Notes may be withdrawn at any time prior to the Expiration Time. The Tender Offer is subject to the satisfaction or waiver of a number of conditions as set forth in the Offer to Purchase, including the receipt by the Company of proceeds from a proposed debt financing on terms reasonably satisfactory to the Company generating net proceeds in an amount that is sufficient to effect the repurchase of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer. The Company may amend, extend or terminate the Tender Offer, in its sole discretion and subject to applicable law.

The Company has appointed D. F. King & Co., Inc. to serve as the tender agent and information agent for the Tender Offer.

DaVita HealthCare Partners Inc. has engaged BofA Merrill Lynch to serve as dealer manager for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 388-3646 (collect). Questions regarding the Tender Offer should be directed to D. F. King & Co., Inc., at (212) 269-5550 (banks and brokers) or (866) 796-1245 (toll free). Documents for the Tender Offer, including the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery, are available at http://www.dfking.com/davita and may also be obtained by contacting D. F. King & Co., Inc. by telephone or by email at davita@dfking.com.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any debt securities.

This release contains forward-looking statements, including statements related to anticipated refinancing transactions. Factors that could impact future results include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2014, our subsequent quarterly reports (if any) and our current reports on Form 8-K. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	risks resulting from the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Center for Medicare and Medicaid Services 2015 Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including the Company’s continued compliance with complex government regulations, compliance with the provisions of our current corporate integrity agreement, and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on the Company’s business and operations required by a corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	continued increased competition from large and medium-sized dialysis providers that compete directly with the Company,

•	the Company’s ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode the Company’s patient base and reimbursement rates such as accountable care organizations, independent practice associations and integrated delivery systems, or to businesses outside of dialysis and HealthCare Partners’ (“HCP”) business,

•	the Company’s ability to complete acquisitions, mergers or dispositions that the Company might be considering or announce, or to integrate and successfully operate any business the Company may acquire or have acquired, including HCP, or to expand the Company’s operations and services to markets outside the U.S.,

•	variability of the Company’s cash flows,

•	the risk that the Company might invest material amounts of capital and incur significant costs in connection with the growth and development of the Company’s international operations, yet the Company might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	loss of key HCP employees, potential disruption from the HCP transaction making it more difficult to maintain business and operational relationships with customers, partners, associated physicians and physician groups, hospitals and others,

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which HCP conducts its business,

•	the risk that the cost of providing services under HCP’s agreements may exceed the Company’s compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, and

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

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